Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Empire Global Corp.
(formerly Tradestream Global Corp.)

We hereby consent to the incorporation by reference to the annual filing on Form 10K of Empire Global Corp. of our report dated April 16, 2006 relating to the consolidated financial statements of Empire Global Corp. as of December 31, 2005 and 2004 and for the year then ended.


                                                       /s/ SF Partnership, LLP

Toronto, Canada                                        CHARTERED ACCOUNTANTS
June 26, 2009